Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made and entered into as of this 5th day of December, 2004, by and between 110 Media Group, Inc., a Delaware corporation (the "Buyer"), and Global Reach, Inc., a Nevada corporation (the "Seller").

                                    RECITALS

     A. Seller is an owner/operator of various internet properties, including several subscription-based websites in the adult entertainment industry; and

     B. Seller desires to sell its suite of free webhosting sites commonly known as Web1000.com (and excluding any subdomains of xxx.com) ("Website") along with the operating assets related to that Website to Buyer, and Buyer desires to purchase those assets, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the respective warranties, representations, covenants and agreements hereinafter set forth, Seller and Buyer hereby mutually agree as follows:

     1. PURCHASED ASSETS. Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, on the Closing Date (as defined in section 4 hereof), all of the right, title and interest of Seller in and to all of the following assets (the "Purchased Assets") which are owned and/or used by Seller in connection with the operation of the Website, free and clear of all security interests, liens, claims and other encumbrances:

           all operating assets used in the operation of the Website which shall include, without limitation, all data, licenses (excluding patent licenses which shall be addressed in a separate document), accounts receivable for monies earned after the date of the asset purchase, domain name(s), a non-exclusive license to all source codes, website designs, trademarks and trade names, video and photo content, prepaid expense, customer lists, leases and contracts which Buyer chooses to assume, and books and records.

     2. LIABILITIES ASSUMED BY BUYER. Buyer and Seller agree that Buyer shall not assume, nor shall Buyer in any way be responsible for, any liability, obligation, claim or commitment, contingent, actual or otherwise, known or unknown, of Seller or any of its shareholders, directors, officers, employees or agents, it being expressly understood and agreed that Seller shall continue to be responsible for any and all liabilities, obligations, claims or commitments of Seller or related to the Website entered into on or prior to the Closing Date, including but not limited to, any sales, income, payroll or other taxes, obligations to other creditors including vendors, employees and customers or other liabilities, obligations, claims or commitments of the Seller incurred in connection with the transactions contemplated hereby. Notwithstanding the preceding sentence, Buyer agrees that it will, on the Closing Date, assume and agree to perform and discharge solely and only those leases, licenses, agreements and contracts set forth on Schedule 2(a).

     3. PURCHASE PRICE AND PAYMENT. The purchase price (the "Purchase Price") for the Purchased Assets shall be equal to the sum of Four Hundred Thousand Dollars ($400,000.00). The Purchase Price shall be payable as follows:


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           (a) $50,000.00 in cash (the "Cash") at the Closing; and

           (b) $50,000.00 payable thirty (30) days from the Closing Date evidenced by a promissory note ("Note 1") in the form of Exhibit 3(b).

           (c) $100,000 payable in twelve equal monthly installments commencing 60 days from the Closing Date evidenced by a promissory note ("Note 2") in the form of Exhibit 3(c).

           (d) The issuance of Two Hundred Dollars ($200,000) worth of registered and readily and publicly tradable shares of the Buyer's common stock at the Closing. To determine the number of shares of common stock to be issued at Closing, the value of the shares will be calculated by taking the closing prices of the Buyer's common stock for the thirty trading days immediately preceding the Closing Date, discarding the ten (10) highest and ten (10) lowest closing prices and averaging the remaining ten days closing prices to determine the value of the shares ("Share Value"). The Share Value will then be divided into $200,000 to establish the number of shares to be issued at Closing.

     4.    CLOSING.

           A. The Closing ("Closing" or "Closing Date") of the transactions contemplated hereby shall take place at the office of Sommer & Schneider LLP, at 595 Stewart Avenue, Suite 710, Garden City, New York 11530, at 10 a.m. on the 20th day of November, 2004, or at such other place, time or date as shall be mutually agreed upon by Seller and Buyer, including an "attorney escrow closing by mail".

           B. At the Closing, Seller shall deliver to Buyer the following:

               (i) such bill of sale or other good and sufficient instruments of assignment, transfer and conveyance as Buyer shall reasonably request, to convey and to transfer to Buyer all right, title and interest of Seller in the Purchased Assets to Buyer, free and clear of all security interests, liens, claims and encumbrances;

               (ii) all appropriate instruments granting to Buyer the right to the use of the corporate and tradename "Web1000.com" and all other tradenames and trademarks owned or used by Seller in connection with the operation of the Website;

               (iii) such other instrument or instruments of transfer, if any, as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Purchased Assets;

               (iv)  delivery of Required  Consents (as defined in section 7(b);
and

               (v) delivery, if necessary, of UCC-3 termination statements and all other documents and instruments necessary to release and discharge all liens, claims, security interests and other encumbrances on all Purchased Assets.

     C. At the Closing, Buyer shall deliver to Seller the following:

               (i) the $50,000.00 in Cash;

               (ii) Note 1;

               (iii) Note 2; and


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               (iv)  Stock  certificate  representing  1,030,928  shares  of the
Buyer's common stock registered in the name of the Seller.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller hereby represents and warrants, and from and after this date, covenants to Buyer as follows:

           (a) Organization and Authority. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Seller in connection therewith, are the legal, valid and binding obligation of Seller enforceable in accordance with its, and their, terms.

           (b) Title. Seller has good and marketable title to all of the Purchased Assets, free and clear of any liabilities, obligations, claims, security interest, liens or encumbrances.

           (c) No Material Adverse Change. Since August 27, 2004, there has been no material adverse change in the Purchased Assets.

           (d) Taxes. Seller has timely filed all required federal, state, county and local income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the date hereof and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable except for taxes which it has contested in good faith.

           (e) Litigation. There is no litigation or proceeding or governmental investigation pending or, to the knowledge of Seller, threatened against Seller or relating to the Purchased Assets.

           (f) Compliance with Laws. Since August 27, 2004, Seller has complied in all material respects with all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and has received no written notice from any governmental agency asserting that a violation has or may have occurred.

           (g) No Defaults. All leases, agreements and other contracts assumed by Buyer are in full force and effect, with no default or breach existing or which would occur but for the existence of notice or the lapse of time.

           (h) Equipment. No equipment shall be included as part of this sale.

           (i) Completeness of Assets. The Purchased Assets comprise all of the assets which are necessary to operate the Website, excluding hardware, connectivity, and collocation, and its related business in the manner that it has been previously conducted.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer hereby represents and warrants, and from and after this date covenants to Buyer as follows:

           (a) Organization and Authority. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution,


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delivery and performance of this Agreement by Buyer has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Buyer in connection therewith, are the legal, valid and binding obligation of Buyer enforceable in accordance with its, and their, terms.

     7. ACTIONS PRIOR TO THE CLOSING DATE. The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

           (a) Investigation of Seller by the Buyer. Seller shall afford to the officers, employees and authorized representatives (including, without limitation, independent public accountants and attorneys) of the Buyer a full and complete opportunity to conduct and complete its acquisition review and analysis of the Purchased Assets and Assumed Liabilities (the "Acquisition Review"), including a review of Seller's books and records, financial information, contracts and agreements (including all non-competition and non-solicitation covenants binding on Seller or its employees), inspection and review of the physical operations of the Seller's business, and the right to contact and communicate with Seller's vendors, creditors, customers, employees, independent contractors and others having a business relationship with Seller. Buyer agrees that it will keep and maintain any and all information obtained by it, its agents, and counsel, confidential, and will not make use of any such information other than for its evaluation of the proposed transaction.

           (b) Consents and Approvals. Seller shall use its best efforts promptly to obtain all consents and amendments from parties to leases, contracts, licenses and other agreements set forth on Schedule 2(a) which require consent, together with estoppel letters from parties to material agreements (the "Required Consents").

           (c) Exclusive Dealing. Seller and its affiliates shall deal exclusively with the Buyer with respect to the sale of the Purchased Assets. Seller shall not solicit, encourage or entertain offers or inquiries (nor shall Seller or any of its affiliates authorize or permit any director, officer, employee, attorney, accountant or other representative or agent to solicit, encourage or entertain offers or inquiries) from other possible acquiring companies, persons or entities, provide information to or participate in any discussions or negotiations with any companies, persons or entities with a view to an acquisition of all or substantially all of Seller's assets or stock or any interest therein.

           (d) Non-Compete/Non-Solicitation. Seller, and its affiliates, shall not, individually or as a consultant, shareholder, partner, venturer, director, officer, agent or otherwise, engage in any of the following actions:

               (i) for a two(2) year period following the Closing, Seller shall not engage in the business of hosting adult html-based web sites at no cost to the website creator. Buyer understand that Seller is active in the 3-Dimensional and Virtual Reality internet environment space (such as that currently run at http;//www.redlightcenter.com and http://www.worlds com) and that Seller may engage in any business whatsoever within that environment, which business may involve providing free hosting of content specifically related to the services and products provided at said web sites, without such activity being considered a violation of this provision; and (ii) Seller may continue to operate free web hosting from subdomains of the xxx.com domain, but shall not take new web site registrations after the Closing Date. Seller shall stop allowing webmasters for such subdomains to make any updates to their websites within 30 days of the Closing Date. Seller shall be permitted to allow changes to such websites at any time (i) for legal reasons, such as eliminating copyright infringement, (ii) to permit a redirection of the site to another web host, (iii) to delete content, or (iv) as part of a shutdown of all hosting operations of such subdomains.

     In addition, Seller shall keep and maintain all confidential and proprietary information regarding the Purchased Assets, including without limitation, financial statements, customer and supplier lists, pricing information, sales and purchases margins and practices, methods of telephone solicitation and similar information regarding the business and affairs related


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to the Purchased Assets, confidential and shall not disclose such information to any third person or exploit such information personally except as required under law, or if such information is in the public domain.

     Seller understands and agrees that this section is critical to this Agreement, and in the event that Seller commits a breach of this section, Buyer shall have the non-exclusive right and remedy to have this section specifically enforced to the extent permitted by any court of competent jurisdiction, it being acknowledged and agreed that any breach or threatened breach will cause immediate irreparable injury to Buyer and that monetary damages will not provide an adequate remedy at law. If any of the provisions contained herein are construed to be invalid or unenforceable in any jurisdiction, (x) the same shall not affect the remainder of the provisions or the enforceability thereof, which shall be given full force and effect and (y) the court making such determination shall have the power to reform the duration and/or scope of such section.

     8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.

           (a) No Misrepresentation or Breach of Representations, Warranties and Covenants. There shall have been no breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Seller; and there shall have been delivered to the Seller a certificate or certificates to that effect, dated the Closing Date, signed by the Buyer, by its President.

           (b) Corporate Action. Buyer shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished the Seller with certified copies of the resolutions adopted by the Board of Directors of Buyer, in form and substance reasonably satisfactory to counsel for the Seller, in connection with such transactions.

           (c) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions, or of the compensation or stock to be used as compensation, contemplated hereby.

           (d) Other Documentation. Seller shall have received all of the documents and showings required to be delivered by the Buyer at the Closing pursuant to section 4(C).

      9. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.

           (a) No Misrepresentation or Breach of Representations, Warranties and Covenants. There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer; and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date, signed by the Seller, by its President.

           (b) Corporate Action. Seller shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Seller shall have furnished the Buyer with certified copies of the resolutions adopted


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by  the  Board  of  Directors  of  Seller,  in  form  and  substance  reasonably satisfactory to counsel for the Buyer, in connection with such transactions.

           (c) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

           (d) Acquisition Review. Buyer shall have been satisfied, in its own discretion, with its Acquisition Review.

           (e) Other Documentation. Buyer shall have received all of the documents and showings required to be delivered by the Seller at the Closing pursuant to section 4(B).

     10.   MUTUAL INDEMNIFICATION.

           A. Seller hereby agrees to indemnify and hold the Buyer, and its shareholders, directors, officers, employees and agents, harmless from and against any and all claims, suits, actions, judgments, liability, losses, damages, fines, penalties, costs and expenses, including without limitation, reasonable attorneys' fees and costs arising out of or relating to any event, condition, contract, obligation, act, omission, non-fulfillment, non-assumed liability, breach, inaccuracy or non-fulfillment of any representation, warranty, covenant or agreement with respect to any of the terms of this Agreement. Seller acknowledges and agrees that Buyer may withhold from and offset any payments due under the Note by the amount due Buyer under this section.

           B. Buyer hereby agrees to indemnify and hold harmless the Seller, and its shareholders, directors, officers, employees and agents, from and against any and all claims, suits, actions, judgments, liability, losses, damages, fines, penalties, costs and expenses, including without limitation, reasonable attorneys' fees and costs arising out of or relating to any event, condition, contract, obligation, act, omission, non-fulfillment, assumed agreements, breach or misrepresentation of warranty, representation, covenant or agreement with respect to any of the terms of this Agreement.

     11.   OTHER PROVISIONS.

           A. All notices for which provision is made in this Agreement shall be given in writing either by actual delivery of the notice into the hands of the party entitled to the notice or by mailing the notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of its mailing, addressed as follows:

           If to Seller:            Brian Shuster
                                    Global Reach, Inc.
                                    P.O. Box 11898
                                    Zephyr Cove, NV  89448

           If to Buyer:             110 Media Group, Inc.
                                    95 Broadhollow Road, Suite 101
                                    Melville, NY  11747

           B. The terms and provisions hereof shall inure to the benefit of and be binding upon the undersigned and each of them and their respective successors and assigns.


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           C. The invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof.

           D. This Agreement together with all of the Exhibits, Schedules and other documents referred to herein constitutes the entire Agreement between the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, regarding the subject matter hereof, and may only be changed or modified in writing.

           E. All of the representations, warranties, covenants, agreements, terms and provisions of this Agreement shall survive the Closing Date.

     12.   COMPLIANCE WITH DMCA AND REPORTING REQUIREMENTS.

           As an internet service provider, web1000.com has been operated in compliance with the safe harbor provisions of the Digital Millennium Copyright Act ("DMCA"). As of the closing date, Seller shall cease to act as agent pursuant to the DMCA, and Buyer shall indemnify and defend Seller for any copyright lawsuit brought for actions subsequent to the closing date. In addition, web1000.com is required to comply with federal law requiring mandatory reporting of child pornography and suspected child pornography to the National Center for Missing and Exploited Children. Seller shall be responsible for continued compliance, to the extent required by law, as of the closing date hereof, and Buyer may notify the National Center for Missing and Exploited Children and any inquiring law enforcement agency of the same. While Buyer shall remain solely liable for obtaining independent legal counsel regarding its compliance obligations under the law with regard to copyright, child pornography, and other matters, Seller shall provide Buyer with complete information regarding the manner in which it complied with these requirements, including tutorials in the automated child pornography reporting software developed by Ideaflood, Inc. and licensed for use by Seller.

     13.   TRANSITION SERVICES.

           Seller shall provide services to Buyer, at Buyer's expense, consisting of reasonable advice, technical support, bandwidth, hosting facilities, and access to hardware for the purpose of, and only so far as necessary to effectuate, a transition of the Website to Seller. These services shall be provided at Seller's actual cost for a period of sixty days after the close of this Agreement. For an additional period of sixty days following the termination of the initial sixty day period, Seller shall provide such services at a reasonable market cost or at its actual cost, whichever is higher. After the termination of both sixty day periods, Seller's obligation to provide such services shall terminate. Notwithstanding the foregoing, Buyer understands that all of Seller's employees are at will employees. and Seller's obligations hereunder at any given time shall be limited to those transition services that can be provided by Seller's then-current employees. For the purpose of determining Seller's actual cost for bandwidth, bandwidth shall be sold in 100 megabit increments and invoiced at the peak usage level. For the purpose of determining Seller's actual cost for hosting facilities, the cost shall be determined by multiplying the cost to Seller for the whole facility by the percentage of active machines in that facility being used for the Websites.

     This Agreement is intended to be performed in the State of New York and shall be governed by and construed and enforced in accordance with the laws of that state.

     This Agreement is intended for the benefit of the parties hereto and is not intended to benefit any third party.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement,  as of the date and year first above written.

                                          BUYER:

                                          110 MEDIA GROUP, INC.



                                          By: /s/ Raymond Barton
                                              -------------------------------
                                              Raymond Barton, President

                                          SELLER:

                                          GLOBAL REACH, INC.



                                          By: /s/ Brian Shuster
                                              -------------------------------
                                              Brian Shuster, President



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                                     EXHIBIT


Number                Description
------                -----------

3(b)                  Note 1
3(c)                  Note 2



                                    SCHEDULES

2(b)                  Assumed Leases, Licenses, Agreements and Contracts



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                                  EXHIBIT 3(B)
                                 PROMISSORY NOTE

$50,000.00                                                      December 5, 2004

     FOR VALUE RECEIVED, the undersigned, 110 Media Group, Inc., an Delaware corporation ("Maker"), hereby promises to pay to the order of Global Reach, Inc., an Nevada corporation ("Payee"), in lawful money of the United States of America, the principal sum of Fifty Thousand Dollars ($50,000.00) with annual interest at 6%, (the "Rate"). This Note shall be paid on December 15, 2004.

     Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty. All prepayments shall be applied to the next required monthly payments under this Note.

     All payments hereunder shall be paid to Payee at the office of Payee, ___________, Zephyr Cove, Nevada, or at such other place or places as the Payee or legal holder may from time to time designate in writing.

     At the election of the Payee or legal holder hereof and without notice, demand or legal process, the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default ("Default") as follows: (i) in the payment, when due and payable, of any payment of principal or interest hereunder or in any other debt of Maker to Payee, or any portion thereof, in accordance with the terms hereof after a ten (10) day grace period or (ii) the filing by Borrower of a voluntary petition in bankruptcy under the Bankruptcy Reform Act of 1978, as amended or succeeded by a similar statute, the filing against Borrower of an involuntary petition in bankruptcy under the Bankruptcy Reform Act of 1978, as amended or succeeded by a similar statute which petition is not stayed or dismissed within sixty (60) days, or an assignment for the benefit of creditors by Borrower. In the event of a Default, the Payee or legal holder hereof shall be entitled to (a) interest on all overdue payments at the Rate plus five percent (5%) and (b) reasonable costs and expenses of collection, including reasonable attorneys' fees.

     This Note is delivered pursuant to and subject to the terms of an Asset Purchase Agreement (the "Purchase Agreement), dated December 5, 2004 by and between Maker and Payee. It is understood and agreed that in the event that Payee owes any sums to Maker pursuant to section 10(A) of the Purchase Agreement, Maker may offset against the next due and owing payments under this Note any amounts that are owed by Payee, and the amount owed under this Note shall be reduced accordingly.

     No delay or admission on the part of Payee or any holder hereof in exercising any right or option herein given to such Payee or holder shall impair such right or option or be considered as a waiver or acquiescence in any default hereunder. Maker hereby waives presentment, demand, notice of dishonor and protest; agrees to pay all expenses, including reasonable attorneys' fees and legal expenses incurred by Payee in endeavoring to collect any amount payable hereunder; and recognizes that Payee may demand payment of this Note on the date of maturity hereof. Maker agrees that any action or proceeding to enforce this Note may be commenced in the courts of the State of New York or the U.S. Federal District Court for the Southern District of New York.

     This Note shall be construed in accordance with the laws of the State of New York.


                                                  110 MEDIA GROUP, INC.



                                                  By: _________________________
                                                      Raymond Barton, President

                                  EXHIBIT 3(C)
                                 PROMISSORY NOTE

$100,000.00                                                     December 5, 2004

     FOR VALUE RECEIVED, the undersigned, 110 Media Group, Inc., an Delaware corporation ("Maker"), hereby promises to pay to the order of Global Reach, Inc., an Nevada corporation ("Payee"), in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000.00) with annual interest at %, (the "Rate"). This Note shall be repaid in twelve (12) consecutive equal monthly installments of principal and interest commencing on January 1, 2005 and ending on December 1, 2005, each such monthly principal and interest installment being $________.

     Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty. All prepayments shall be applied to the next required monthly payments under this Note.

     All payments hereunder shall be paid to Payee at the office of Payee, ___________, Zephyr Cove, Nevada, or at such other place or places as the Payee or legal holder may from time to time designate in writing.

     At the election of the Payee or legal holder hereof and without notice, demand or legal process, the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default ("Default") as follows: (i) in the payment, when due and payable, of any payment of principal or interest hereunder or in any other debt of Maker to Payee, or any portion thereof, in accordance with the terms hereof after a ten (10) day grace period or (ii) the filing by Borrower of a voluntary petition in bankruptcy under the Bankruptcy Reform Act of 1978, as amended or succeeded by a similar statute, the filing against Borrower of an involuntary petition in bankruptcy under the Bankruptcy Reform Act of 1978, as amended or succeeded by a similar statute which petition is not stayed or dismissed within sixty (60) days, or an assignment for the benefit of creditors by Borrower. In the event of a Default, the Payee or legal holder hereof shall be entitled to (a) interest on all overdue payments at the Rate plus five percent (5%) and (b) reasonable costs and expenses of collection, including reasonable attorneys' fees.

     This Note is delivered pursuant to and subject to the terms of an Asset Purchase Agreement (the "Purchase Agreement), dated December 5, 2004 by and between Maker and Payee. It is understood and agreed that in the event that Payee owes any sums to Maker pursuant to section 10(A) of the Purchase Agreement, Maker may offset against the next due and owing payments under this Note any amounts that are owed by Payee, and the amount owed under this Note shall be reduced accordingly.

     No delay or admission on the part of Payee or any holder hereof in exercising any right or option herein given to such Payee or holder shall impair such right or option or be considered as a waiver or acquiescence in any default hereunder. Maker hereby waives presentment, demand, notice of dishonor and protest; agrees to pay all expenses, including reasonable attorneys' fees and legal expenses incurred by Payee in endeavoring to collect any amount payable hereunder; and recognizes that Payee may demand payment of this Note on the date of maturity hereof. Maker agrees that any action or proceeding to enforce this Note may be commenced in the courts of the State of New York or the U.S. Federal District Court for the Southern District of New York.

     This Note shall be construed in accordance with the laws of the State of New York.


                                                   110 MEDIA GROUP, INC.



                                                   By: _________________________
                                                       Raymond Barton, President

                                  SCHEDULE 2(b)


                   LEASES, LICENSES, AGREEMENTS AND CONTRACTS